                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                             AUTOMATIC DATA PROCESSING, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

  [LOGO]
                                 AUTOMATIC DATA PROCESSING, INC.
                       ONE ADP BOULEVARD - ROSELAND, NEW JERSEY 07068

                             ---------------------

                       NOTICE OF 1997 ANNUAL MEETING OF STOCKHOLDERS

                            ------------------------

To the Stockholders:

    PLEASE TAKE NOTICE that the 1997 Annual Meeting of Stockholders of AUTOMATIC DATA PROCESSING, INC. (the "Company") will be held at 10:00 a.m., Tuesday, November 11, 1997 at the Company's corporate headquarters, ONE ADP BOULEVARD, ROSELAND, NEW JERSEY 07068, for the following purposes:

    1.  To elect a Board of Directors (Proposal 1);

    2. To ratify the appointment of Deloitte & Touche LLP to serve as the Company's independent certified public accountants for the fiscal year which began on July 1, 1997 (Proposal 2); and

    3. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

    Only the holders of Common Stock of record at the close of business on September 12, 1997 are entitled to vote at the meeting. Each stockholder is entitled to one vote for each share of Common Stock held on the record date.

                                          By order of the Board of Directors

                                               JAMES B. BENSON
                                                  SECRETARY
September 23, 1997
Roseland, New Jersey

    THE PRESENCE IN PERSON AND/OR THE REPRESENTATION BY PROXY OF THE HOLDERS OF A MAJORITY OF THE ISSUED AND OUTSTANDING SHARES OF STOCK ENTITLED TO VOTE IS NECESSARY AND SUFFICIENT TO CONSTITUTE A QUORUM. ACCORDINGLY, IF YOU DO NOT EXPECT TO BE PRESENT AT THE MEETING, PLEASE EXECUTE THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES, SO THAT YOUR SHARES OF STOCK MAY BE REPRESENTED AT THE MEETING.

                                PROXY STATEMENT

                       ANNUAL MEETING OF STOCKHOLDERS OF

  [LOGO]
                               AUTOMATIC DATA PROCESSING, INC.
                 ONE ADP BOULEVARD - ROSELAND, NEW JERSEY 07068

                        TO BE HELD ON NOVEMBER 11, 1997

                      SOLICITATION AND REVOCATION OF PROXY

    The accompanying proxy is being solicited by the Board of Directors of the Company for use at the forthcoming Annual Meeting of Stockholders. Each stockholder giving such a proxy has the power to revoke the same at any time before it is voted by so notifying the Secretary of the Company in writing. All expenses in connection with the solicitation will be borne by the Company. This proxy statement and the accompanying proxy are being mailed to the stockholders on or about September 23, 1997.

    The Company has one class of securities outstanding and entitled to vote at the Annual Meeting of Stockholders, its Common Stock, par value $.10 per share. At the close of business on September 12, 1997, the record date for determination of stockholders entitled to notice of and to vote at the meeting, the Company had issued and outstanding 292,353,349 shares of Common Stock (excluding 21,933,791 treasury shares not entitled to vote). Each outstanding share of Common Stock is entitled to one vote with respect to each matter to be voted on at the meeting.

    The representation in person or by proxy of a majority of the shares entitled to vote shall constitute a quorum at the Annual Meeting of Stockholders. Directors are elected by a plurality of the affirmative votes cast. The affirmative vote of the holders of a majority of the shares present in person or by proxy and entitled to vote is required to ratify the appointment of Deloitte & Touche LLP as the Company's independent certified public accountants. Under the Company's Restated Certificate of Incorporation and By-laws and under Delaware law, abstentions and "non-votes" are counted as present in determining whether the quorum requirement is satisfied. With regard to the election of Directors, votes may be cast in favor or withheld. Votes that are withheld will be excluded entirely from the vote and will have no effect. Abstentions may be specified on any proposal (other than the election of Directors) and will have the effect of a negative vote because each proposal (other than the election of Directors) requires the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote. Under applicable Delaware law, a non-vote will have no effect on the outcome of the election of Directors or any other proposal. A non-vote occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

    The Company's Board of Directors has adopted a policy whereby stockholders' proxies are received by the Company's independent tabulators and the vote is certified by independent inspectors of election. Proxies and ballots that identify the vote of individual stockholders will be kept confidential from the Company's management and directors, except as necessary to meet legal requirements, in cases where stockholders request disclosure, or in a contested election.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

    Properly executed proxies will be voted as marked, and if not marked, will be voted in favor of the election of the persons named below (each of whom is now a director) as directors to serve until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified. If any nominee does not remain a candidate at the time of the meeting (a situation which management does not anticipate), proxies solicited hereunder will be voted in favor of those nominees who do remain as candidates and may be voted for substitute nominees designated by the Board of Directors.

                                               SERVED AS A
                                                DIRECTOR
                                              CONTINUOUSLY
             NAME                   AGE           SINCE                           PRINCIPAL OCCUPATION
------------------------------      ---      ---------------  -------------------------------------------------------------
Gary C. Butler                          50           1996     Group President of the Employer Services Group of the Company
                                                                (1)
Joseph A. Califano, Jr.                 66           1982     Chairman of the Board and President, National Center on
                                                                Addiction and Substance Abuse at Columbia University (2)
Leon G. Cooperman                       54           1991     Chairman and Chief Executive Officer, Omega Advisors, Inc.,
                                                                an investment partnership (3)
George H. Heilmeier                     61           1994     Chairman and Chief Executive Officer of Bellcore, a research and engineering consortium (4)
Ann Dibble Jordan                       62           1993     Consultant (5)
Harvey M. Krueger                       68           1967     Vice Chairman of Lehman Brothers, investment bankers (6)
Frederic V. Malek                       60           1978     Chairman, Thayer Capital Partners, a merchant banking firm
                                                                (7)
Henry Taub                              70           1961     Chairman of the Executive Committee of the Board of the
                                                                Company (8)
Laurence A. Tisch                       74           1972     Co-Chairman and Co-Chief Executive Officer of Loews
                                                                Corporation, which is engaged in the consumer products,
                                                                hotel and insurance businesses (9)
Arthur F. Weinbach                      54           1989     President and Chief Executive Officer of the Company (10)
Josh S. Weston                          68           1977     Chairman of the Board of the Company (11)

------------------------
(1) Mr. Butler has held the indicated position since January 1995. Prior thereto, he had been Group President of the Dealer Services Group of the Company for more than five years.

(2) Mr. Califano was a senior partner in the Washington, D.C. office of Dewey Ballantine from 1983 through 1992. He is also a director of Authentic Fitness Corporation, Chrysler Corporation, HealthPlan Services, Inc., K Mart Corporation, Travelers Group Inc. and Warnaco Inc.

(3) Mr. Cooperman was Chairman and Chief Executive Officer of Goldman Sachs Asset Management from 1989 until July 1991, and is a limited partner of Goldman, Sachs & Co. Prior to that time, Mr. Cooperman spent 22 years in Goldman Sachs' Investment Research Department, in which he served as partner-in-charge, co-chairman of the Investment Policy Committee and chairman of the Stock Selection Committee.

(4) Dr. Heilmeier has been President and Chief Executive Officer of Bellcore (Bell Communication Research) since March 1991. Dr. Heilmeier is also a director of Compaq Computer Corporation, The MITRE Corporation and TRW, Inc.

(5) Ms. Jordan is the former Director, Social Services Department, Chicago Lying-In Hospital, University of Chicago Medical Center, a position she assumed in 1970. She is also a director of Hechinger Company, Johnson & Johnson Corporation, Salant Corporation, The Coleman Company and Travelers Group Inc.

(6) Mr. Krueger has been a senior officer of Lehman Brothers and its predecessor companies for more than the past five years. He is also a director of Chaus, Inc., Club Med Inc., IVAX Corporation and R.G. Barry Corporation.

(7) Mr. Malek has been Chairman of Thayer Capital Partners since 1992. Mr. Malek is also a director of American Management Systems Corp., CB Commercial Estate Group, Choice Inc., FPL Group Incorporated, Manor Care Corp., Northwest Airlines, Inc. and various Paine Webber mutual funds.

(8) Mr. Taub became Honorary Chairman of the Company's Board of Directors in 1986 and has been Chairman of the Executive Committee since 1983. He is also a director of Hasbro, Inc.

(9) Mr. Tisch has been Co-Chairman and Co-Chief Executive Officer of Loews Corporation for more than the past five years. He is also a director of Bulova Corporation, CNA Financial Corporation, Federated Department Stores, Inc., Loews Corporation and Petrie Stores Corp.

(10) Mr. Weinbach became President and Chief Executive Officer of the Company in August 1996, having served as President and Chief Operating Officer since January 1994. Prior to that time, he had served as Executive Vice President since August 1992, and had, prior thereto, been Senior Vice President, Administration and Finance, for more than the past five years. He is also a director of HealthPlan Services, Inc.

(11) Mr. Weston has been Chairman of the Board of the Company for more than the past five years. Prior to August 1996, he served as Chairman of the Board and Chief Executive Officer of the Company for more than the past five years. He is also a director of Olsten Corp., Public Service Enterprise Group, Shared Medical Systems Corporation and Vanstar Corporation.

DIRECTORS' MEETINGS, COMMITTEES AND FEES

    During the last fiscal year five meetings of the Board of Directors were held. All directors attended at least 75%, in the aggregate, of the meetings of the Board of Directors and the committees of which they were members.

    The Company has a standing Audit Committee composed of Messrs. Califano, Cooperman and Krueger, and Ms. Jordan. Mr. Krueger is the Chairman. The principal functions of the Audit Committee are to (i) make recommendations to the full Board of Directors concerning the appointment of independent auditors, (ii) review the scope of the audit and related fees, (iii) review the Company's accounting principles, policies and reporting practices with the independent and internal auditors and management, (iv) discuss with the independent auditors the results of their audit and determine what action, if any, is required with respect to the Company's internal controls and (v) consider other audit and non-audit matters from time to time as requested by the full Board of Directors. The Audit Committee met four times during fiscal 1997.

    The Company has a Compensation Committee composed of Messrs. Charles P. Lazarus (who has decided not to stand for reelection as a director of the Company), Malek and Tisch. Mr. Malek is the Chairman. The purpose of the Compensation Committee is to develop guidelines and review the compensation and performance of officers of the Company and other Company associates, to review and approve criteria for granting bonuses and options to officers of the Company, and to develop plans for managerial succession. The Compensation Committee met three times during fiscal 1997.

    The Company has an Executive Committee composed of Messrs. Krueger, Malek, Taub, Weinbach and Weston. Mr. Taub is the Chairman. The purpose of the Executive Committee is to act in the absence of the Board of Directors. The Executive Committee met three times during fiscal 1997.

    The Company does not have a Nominating Committee or any committee performing nominating or similar functions.

    Non-employee directors are paid an annual retainer of $30,000, plus $1,000 for each Board of Directors meeting attended. In addition, non-employee directors are paid $750 for each committee meeting attended, except for the chairman of such committee, who is paid $1,000 for each meeting he attends, and except that each non-employee member of the Executive Committee is paid $1,000 for each meeting he attends. Non-employee directors may elect to defer payment of the above amounts. There are no fees paid to employee directors or other fee arrangements provided by the Company.

    The non-employee directors of the Company are entitled to participate in the 1989 Non-Employee Director Stock Option Plan (the "Directors' Plan") pursuant to which options for 7,500 shares of Common Stock will now automatically be granted to persons who become non-employee directors. In addition, each non-employee director will now be granted an additional option for 7,500 shares on the first business day after each fifth anniversary of the date of the initial grant to each such non-employee director, provided that he or she is then still serving in such capacity. The Directors' Plan was adopted on November 2, 1989 and will remain in effect until terminated by action of the Board of Directors. All options have been and will be granted at the fair market value of the Common Stock, determined on the basis of the closing price of the Common Stock in consolidated trading on the date of grant, as reported in The Wall Street Journal. Twenty percent of the options granted under the Directors' Plan become exercisable on the first anniversary of the date such options were granted, and twenty percent become exercisable on each successive anniversary date until all such options are exercisable; provided that options become exercisable only if the director is then still serving in such capacity, unless certain specified events occur such as the death, disability or retirement of a director, in which case the options shall immediately vest and become fully exercisable. All options granted under the Directors' Plan have a term of ten years. Under the Directors' Plan, options for 20,000 shares at an exercise price of $11.46 per share and options for 10,000 shares at an exercise price of $28.72 per share have been granted to each of Messrs. Califano, Krueger, Lazarus, Malek and Tisch; Mr. Cooperman has been granted an option for 20,000 shares at an exercise price of $19.34 per share and an option for 5,000 shares at an exercise price of $41.50 per share; Ms. Jordan has been granted an option for 10,000 shares at an exercise price of $26.15 per share; and Dr. Heilmeier has been granted an option for 10,000 shares at an exercise price of $29.38 per share. Depending upon the date of grant, the foregoing option grants (all of which were originally grants for 5,000 shares) reflect the adjustments caused by two 2 for 1 stock splits.

    Any person who first becomes a non-employee director after August 13, 1997 is not eligible to receive a pension from the Company. A non-employee director (who was a director on August 13, 1997) who chooses to retire after 20 years of service in such capacity and having attained the age of 70 will receive a pension of $25,000 per year for the remainder of his or her life. If such non-employee director chooses to retire after having attained the age of 65 with 15 years of service, he or she will receive a pension of $12,500 per year.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGERS

    The following table contains information as of August 25, 1997 with respect to the beneficial ownership of Common Stock of the Company by each director and nominee for director of the Company, by each of the executive officers of the Company named in the Summary Compensation Table and by all directors and executive officers of the Company as a group (including the named individuals). Unless otherwise noted in the footnotes following the table, the persons as to whom the information is given had sole voting and investment power over the shares of Common Stock shown as beneficially owned. To the knowledge of the management of the Company, no person beneficially owned as of August 25, 1997 more than 5% of the outstanding shares of the Company's Common Stock.

                                                              SHARES OF COMMON STOCK
                            NAME                              BENEFICIALLY OWNED (1)     PERCENT
------------------------------------------------------------  -----------------------  -----------
Gary C. Butler (2)                                                       228,016                *
Joseph A. Califano, Jr.                                                   24,800                *
Robert J. Casale                                                          25,431                *
Leon G. Cooperman                                                         21,000                *
Russell P. Fradin                                                         60,631                *
George H. Heilmeier                                                        4,200                *
Ann Dibble Jordan                                                          8,100                *
Harvey M. Krueger                                                         40,000                *
Charles P. Lazarus                                                        28,000                *
Peter M. Leger                                                            65,045                *
Frederic V. Malek (3)                                                      4,000                *
Henry Taub (4)                                                         4,335,713              1.5%
Laurence A. Tisch                                                          5,200                *
Arthur F. Weinbach                                                       479,705                *
Josh S. Weston (5)                                                     1,022,175                *
Directors and Executive Officers as a group
  (20 persons, including those named above) (6)                        6,694,748              2.3%

------------------------
 * Indicates less than one percent.

(1) Includes shares that may be acquired upon the exercise of options granted by the Company that are exercisable prior to October 24, 1997. The shares beneficially owned include 50,000, 24,000, 19,000, 4,000, 24,000, 24,000,
    46,000, 2,000, 312,000, 556,000 and 8,000 shares subject to such options granted to Messrs. Butler, Califano, Cooperman, Heilmeier, Krueger, Lazarus, Leger, Tisch, Weinbach and Weston and Ms. Jordan, respectively, and 1,260,800 shares subject to such options granted to the Directors and Executive Officers as a group.

(2) In addition, members of Mr. Butler's immediate family were potential beneficiaries of a charitable trust owning 600 shares of Common Stock of the Company.

(3) In addition, members of Mr. Malek's immediate family were potential beneficiaries of charitable trusts or owned outright an aggregate of 1,600 shares of Common Stock of the Company.

(4) Members of Mr. Taub's immediate family were potential beneficiaries of charitable trusts or owned outright an aggregate of 149,679 shares of Common Stock of the Company.

(5) In addition, members of Mr. Weston's immediate family were potential beneficiaries of a charitable trust owning 400 shares of Common Stock of the Company.

(6) Members of the immediate families of non-director officers of the Company owned 800 shares of Common Stock of the Company.

STOCKHOLDER APPROVAL REQUIRED

    Directors shall be elected by a plurality of the affirmative votes cast at the meeting.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES TO THE BOARD OF DIRECTORS.

                       COMPENSATION OF EXECUTIVE OFFICERS

    The following sections of this proxy statement cover the components of the total compensation of the Company's Chairman (who was its chief executive officer until August 1, 1996), its chief executive officer and the four other most highly compensated executive officers of the Company. These sections include: (i) a series of tables covering annual and long-term compensation; (ii) a pension plan table summarizing the annual benefits payable under the Company's defined benefit retirement plans; (iii) a report by the Compensation Committee of the Board of Directors describing the Company's compensation policies for fiscal 1997 for its executive officers and the rationale upon which its chief executive officer's compensation for fiscal 1997 was based; and (iv) a performance graph comparing the Company's total stockholder return to the S&P 500, a Peer Group Index and the S&P Computer Software Services Indices over a five year period.

SUMMARY COMPENSATION TABLE

    The following table summarizes the compensation of the Company's Chairman (who was its chief executive officer until August 1, 1996), its chief executive officer and the four other most highly compensated executive officers for services in all capacities to the Company for the three years ended June 30, 1997.

                                                                             LONG-TERM COMPENSATION
                                                                           --------------------------
                                                                                           NUMBER OF
                                                                                          SECURITIES
                                                                            RESTRICTED    UNDERLYING        ALL
                                     YEAR        ANNUAL COMPENSATION(1)        STOCK        OPTIONS        OTHER
            NAME AND                 ENDED     --------------------------     AWARDS        GRANTED    COMPENSATION
       PRINCIPAL POSITION          JUNE 30,       SALARY         BONUS          (2)           (3)           (4)
--------------------------------  -----------  -------------  -----------  -------------  -----------  -------------
Josh S. Weston                          1997   $     607,403  $   --       $    --            --        $    10,060
  Chairman                              1996   $   1,000,000  $   234,000  $    --            --        $    11,000
                                        1995   $   1,000,000  $   200,000  $    --            --        $     7,684
Arthur F. Weinbach                      1997   $     571,667  $   315,000  $    --           110,000    $     5,329
  President and Chief Executive         1996   $     475,000  $   235,000  $    --            --        $     5,861
  Officer                               1995   $     455,000  $   225,000  $    --            40,000    $     4,568
Gary C. Butler                          1997   $     457,500  $   240,000  $    --            50,000    $     5,463
  Group President                       1996   $     415,000  $   228,000  $     470,375      20,000    $     6,086
                                        1995   $     345,833  $   220,000  $    --            20,000    $    63,961
Robert J. Casale                        1997   $     429,615  $   190,000  $    --            --        $     5,809
  Group President                       1996   $     410,000  $   150,000  $     474,525      --        $     5,379
                                        1995   $     388,750  $   160,000  $    --            15,000    $     4,599
Peter M. Leger                          1997   $     292,385  $   140,000  $     264,969      15,000    $     4,063
  Division President                    1996   $     265,000  $   102,000  $    --            20,000    $     4,265
                                        1995   $     241,422  $   140,000  $     117,375      40,000    $     3,831
Russell P. Fradin                       1997   $     279,710  $   200,000  $   2,538,750     120,000    $   --
  Senior Corporate Vice
  President

------------------------

(1) None of the named executive officers received any perquisites or other personal benefits of an amount, or any other annual compensation of a type, required to be reported by the Securities and Exchange Commission pursuant to applicable rules and regulations.

(2) The dollar values shown in the Restricted Stock Awards column are based on the closing market price of the Company's Common Stock on the date the restricted shares were granted. Restricted shares may not be transferred or pledged, but such Company-imposed restrictions lapse with the passage of time (generally over periods of up to five years) and continued employment with the Company.

   As of June 30, 1997, the aggregate number of shares of restricted stock held by a named executive officer and the aggregate fair market value of such shares (calculated by multiplying the aggregate number of shares held by such named executive officer by $47.00, the closing price on the New York Stock Exchange of the Company's Common Stock on June 30, 1997) was: Mr. Weinbach, 25,200 shares ($1,184,400); Mr. Butler, 29,600 shares ($1,391,200); Mr. Casale, 23,200 shares ($1,090,400); Mr. Leger, 10,600 shares ($498,200); and Mr. Fradin, 50,000 shares ($2,350,000).

   The restricted stock awards to the named executive officers reported in the table that vest, in whole or in part, in under three years from the date of grant, together with their vesting schedule, are as follows:

    (i) Mr. Butler received a grant of 14,200 restricted shares in fiscal 1996, 1,300 of which vested in each of fiscal 1996 and 1997, 1,300 will vest in each of fiscal 1998 and 1999 and 9,000 will vest in fiscal 2000.

    (ii) Mr. Casale received a grant of 14,800 restricted shares in fiscal 1996, of which 800 shares vested in fiscal 1997, 1,600 will vest in each of fiscal 1998 and 1999, 800 will vest in fiscal 2000 and 10,000 will vest in fiscal 2001.

    (iii) Mr. Leger received a grant of 4,000 restricted shares in fiscal 1995, of which 500 vested in each of fiscal 1996 and 1997, 500 will vest in fiscal 1998, 1,500 will vest in fiscal 1999, and 1,000 will vest in fiscal 2000, and a grant of 6,100 restricted shares in fiscal 1997, of which 600 will vest in fiscal 1999, 1,100 will vest in fiscal 2000 and 2,200 will vest in each of fiscal 2001 and 2002.

    (iv) Mr. Fradin received a grant of 60,000 shares in fiscal 1997 of which 10,000 vested in fiscal 1997, and 10,000 will vest in each of fiscal 1998 through 2002.

   Dividends are paid on restricted stock at the same rate as other outstanding shares of the Company's Common Stock. In the event of a change of control of the Company, the unvested portion of the restricted stock of Messrs. Weinbach, Casale and Butler will be subject to limited accelerated vesting.

(3) The Company does not award Stock Appreciation Rights (SARS).

(4) For the year ended June 30, 1997, consists of the sum of: (i) contributions to the Company's Retirement and Savings Plan (401(k)) in the following amounts, Mr. Weston, $5,375, Mr. Weinbach, $4,363, Mr. Butler, $5,028, Mr. Casale, $4,951, and Mr. Leger, $4,063; and (ii) compensatory split-dollar insurance premiums (with a statistically calculated economic benefit to the executive determined by Phoenix Home Life Insurance Company for W-2 income purposes) in the following amounts: Mr. Weston, $4,685, Mr. Weinbach, $966, Mr. Butler, $435, and Mr. Casale, $858. In fiscal 1995, $60,175 of relocation benefits were included for Mr. Butler.

STOCK OPTION PLANS

    The Company has in effect a 1981 Key Employees' Stock Option Plan (the "1981 Plan") and a 1990 Key Employees' Stock Option Plan (the "1990 Plan"). The 1981 Plan and the 1990 Plan collectively are referred to as the "Option Plans". Officers and key employees are eligible to participate in the Option Plans, which permit the issuance, in addition to non-qualified options, of "incentive stock options" ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). The Company has ceased granting options under the 1981 Plan, but outstanding options under the 1981 Plan remain valid. In the event of a change in control of the Company, the unvested portion of the stock options of Messrs. Weinbach, Casale and Butler will be subject to limited accelerated vesting.

    The Option Plans are administered by the Compensation Committee of the Board of Directors. The Committee has the authority to determine the employees to whom options will be granted and, subject to the Option Plans, the terms and amount of options granted.

    ISOs expire no more than ten years from their date of grant, with an exercise price equal to 100% of the fair market value on the date of grant. Non-qualified options, as granted, expire 10 years after the date of grant with an exercise price equal to 100% of the fair market value on the grant date.

    An optionee has no rights as a stockholder with respect to any shares covered by his options until the date of issuance of a stock certificate to him for such shares. During the life of the optionee, the option is exercisable only by him. No option is exercisable more than 15 days after termination of employment, or (if termination is due to the death of an optionee) more than six months after the appointment and qualification of an executor or administrator of the deceased optionee's estate or 12 months after the death of the optionee, whichever occurs earlier.

    The following table sets forth certain information concerning stock option grants to the named executive officers during the fiscal year ended June 30, 1997.

                                                                   OPTION GRANTS IN LAST FISCAL YEAR
                                                ------------------------------------------------------------------------
                                                 NUMBER OF
                                                SECURITIES    PERCENT OF TOTAL
                                                UNDERLYING     OPTIONS GRANTED
                                                  OPTIONS       TO EMPLOYEES       EXERCISE                 GRANT DATE
                                                  GRANTED      IN FISCAL YEAR        PRICE     EXPIRATION      VALUE
                     NAME                         (#) (1)            (%)           ($/SHARE)      DATE        ($) (2)
----------------------------------------------  -----------  -------------------  -----------  ----------  -------------

Josh S. Weston                                      --               --               --           --           --

Arthur F. Weinbach                                 110,000              3.1           41.625      8/14/06  $   1,106,538

Gary C. Butler                                      50,000              1.4            48.81      5/19/07  $     607,403

Robert J. Casale                                    --               --               --           --           --

Peter M. Leger                                      15,000              0.4           41.625      8/14/06  $     150,892

Russell P. Fradin                                  120,000              3.4            42.31     11/12/06  $   1,182,608

------------------------

(1) All options were granted pursuant to the 1990 Plan. The options were granted at an exercise price equal to the fair market value of the Company's Common Stock on the date of grant. The options were granted for terms of ten years, and vest during periods from four to six years subsequent to the date of grant.

(2) The grant date values were calculated on the basis of the Black-Scholes option pricing model. Options were assumed to be exercised 6.2 years after the date of grant, based on historical experience. A risk-free interest rate of 6.41%, stock price volatility of 13% and the dividend yield of 1% were used in the calculation for the option grants to Messrs. Weinbach and Leger. A risk-free interest rate of 6.61%, stock price volatility of 13% and the dividend yield of 1% were used in the calculation for the option grant to Mr. Butler. A risk-free interest rate of 6.03%, stock price volatility of 13% and the dividend yield of 1% were used in the calculation for the option grant to Mr. Fradin. A discount of 13% was applied to the calculated value to reflect the risk of forfeiture during the option term. The actual value of the options will depend on the market value of the Company's Common Stock on the dates the options are exercised. No realization of value from the options is possible without an increase in the price of the Company's Common Stock, which would benefit all stockholders commensurately.

                          AGGREGATED OPTION EXERCISES
                      FOR FISCAL YEAR ENDED JUNE 30, 1997
                     AND OPTION VALUES AS OF JUNE 30, 1997

    The following table sets forth certain information concerning option exercises during the last fiscal year by the named executive officers and unexercised options held by such officers at the end of the last fiscal year.

                                                                   NUMBER OF SECURITIES         VALUE OF UNEXERCISED
                                                                  UNDERLYING UNEXERCISED       IN-THE-MONEY OPTIONS AT
                                                                    OPTIONS AT 6/30/97                 6/30/97
                                SHARES ACQUIRED      VALUE                 (#)                           ($)
                                  ON EXERCISE      REALIZED     --------------------------  -----------------------------
             NAME                     (#)             ($)       EXERCISABLE  UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
------------------------------  ---------------  -------------  -----------  -------------  --------------  -------------

Josh S. Weston                         90,500     $ 3,408,138      556,000          4,000   $   19,148,000  $      92,000

Arthur F. Weinbach                     56,000     $ 1,729,000      312,000        258,000   $   10,529,000  $   3,343,000

Gary C. Butler                         64,000     $ 1,896,650       70,000        190,000   $    2,287,000  $   2,713,000

Robert J. Casale                      130,000     $ 4,334,440       --            120,000         --        $   2,533,000

Peter M. Leger                        --              --            44,000         91,000   $    1,080,000  $   1,471,000

Russell P. Fradin                     --              --            --            120,000         --        $     563,000

DEFINED BENEFIT PLANS

    The following table shows the estimated annual retirement benefits payable under the Company's retirement program, consisting of the Retirement Capital Accumulation Plan (the "Pension Plan") and the Supplemental Officers' Retirement Plan (the "Supplemental Retirement Plan"), to persons in specified average compensation and credited service classifications, assuming retirement at age 65.

    FINAL
   5-YEAR                  YEARS OF CREDITED SERVICE AT RETIREMENT
   AVERAGE     ---------------------------------------------------------------
COMPENSATION       10           15           20           25           30
-------------  -----------  -----------  -----------  -----------  -----------

   $ 400,000   $    65,000  $   101,000  $   119,000  $   130,000  $   147,000

     500,000        80,000      124,000      144,000      155,000      172,000

     600,000        95,000      146,000      169,000      180,000      197,000

     700,000       110,000      169,000      194,000      205,000      222,000

     800,000       125,000      191,000      219,000      230,000      247,000

     900,000       140,000      214,000      244,000      255,000      272,000

   1,000,000       155,000      236,000      269,000      280,000      297,000

    Compensation covered by the Pension Plan is limited to January 1 base salary up to the current compensation limit in effect for the plan year. Compensation covered under the Supplemental Retirement Plan includes cash compensation and compensation from restricted stock vesting during the year. Benefits under the Supplemental Retirement Plan are subject to reduction for social security, Pension Plan and 401(k) benefits.

    Messrs. Casale, Butler and Leger have, in the aggregate, 8, 21 and 4 years of credited service respectively under the Pension Plan and 7, 8, and 4 years under the Supplemental Retirement Plan. Mr. Weinbach has 16 years of credited service under the Pension Plan. The Company has agreed that for purposes of the Supplemental Retirement Plan, Mr. Weinbach is deemed to have 10 years of credited service and, unless his employment is terminated for cause, will receive the maximum benefits available under such Plan.

    Mr. Weston is not a participant in the Supplemental Retirement Plan and, accordingly, the table above does not reflect his retirement benefit. In fiscal 1995, the Company agreed to pay a portion of the annual premium of two life insurance policies insuring the lives of Mr. Weston and his wife. In return for the Company's agreement, Mr. Weston agreed to reduce the annual retirement benefit under his employment contract from $550,000 per year to $382,000 per year, an amount calculated to reimburse the Company in full for all costs (including costs for the use of money) of the life insurance premiums paid by the Company. If the Company does not receive full reimbursement for such costs, Mr. Weston's retirement benefit will be further reduced or the trust which owns the life insurance policies will make the Company whole.

EMPLOYMENT AGREEMENT

    Arthur F. Weinbach entered into an employment agreement with the Company as of August 1, 1996, the day Mr. Weinbach became Chief Executive Officer of the Company. The agreement has successive one-year terms unless terminated by the Company or Mr. Weinbach prior to June 1 of any year. Mr. Weinbach's annual base salary is to be no less than $580,000, and his annual target bonus no less than $290,000. The agreement provides that Mr. Weinbach is to be granted restricted stock awards for a number of shares so that restrictions will lapse in each fiscal year of the Company on shares with a market value on the date of the award of at least $500,000. If Mr. Weinbach's employment is terminated by the Company without cause, then he is entitled to receive his base salary for 18 months and continue to vest in his restricted stock awards and stock options. If his employment is terminated following a change-in-control of the Company, he will receive a termination payment equal to a percentage, ranging from 300% if such termination occurs within two years of such change-in-control to 100% if it occurs after the third year, of his annual base salary and his average annual bonus for the prior two years. In addition, all of his stock options will become fully vested and all of his restricted stock having restrictions lapsing within three years after such termination shall have such restrictions automatically removed.

    Messrs. Casale and Butler have entered into agreements with the Company which provide for a defined severance period, not to exceed nine months, in the event of a termination of their employment resulting from a change-in-control of the Company.

CERTAIN TRANSACTIONS

    Harvey M. Krueger, a director of the Company, is Vice Chairman of Lehman Brothers, which provided various investment banking and brokerage services to the Company in the past fiscal year.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION
  DECISIONS

    The Compensation Committee of the Board of Directors is composed of three outside directors: Messrs. Lazarus, Malek and Tisch.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee of the Board of Directors (the "Committee") is responsible for setting on behalf of the Board of Directors the base salaries and the total compensation levels of the Chairman, the President and Chief Executive Officer and the presidents of the Employer Services, Brokerage Services and Dealer Services businesses, as well as a structure for other key executives of the Company. The Committee grants all stock options and reviews all recommendations for grants of restricted stock to these and other key executives.

COMPENSATION POLICIES

    The Company's executive compensation policies for fiscal 1997, which were reviewed by the Committee, were designed to emphasize both competitive and variable compensation, with direct linkages to business objectives and exceptional performance.

    The primary components of the compensation package for key executives for fiscal 1997 were base salary, bonus, restricted stock and stock options. The Company and the Committee have always believed that stock ownership in the form of restricted stock and longer-term stock option vesting is vital in linking management to stockholder interests. The Company sets its salary, bonus and restricted stock targets (i.e. direct cash compensation) BELOW the median of market range levels of comparable sized companies in the S&P 500. Therefore, executives derive more from stock option price appreciation as a percent of total compensation than in a company whose direct cash compensation is set at market levels or higher.

ANNUAL COMPENSATION

    Annual total compensation consists of base salary, cash bonus and yearly vesting of restricted stock. The base salaries for executives for fiscal 1997 were determined based upon the job grade of the position, the salary range of the job grade and the performance of the executive.

    Key executives earned cash bonuses in fiscal 1997 based upon individual annual accomplishments versus individual pre-established goals that included business growth and increased profitability. Performance goals also included quality/service, product development, organization development and leadership.

LONG-TERM COMPENSATION

    Long-term compensation is comprised of future restricted stock and stock options vestings. The Company has from time to time sold shares of restricted stock to executive officers and other key employees, at par value, in recognition of their individual levels of relative responsibility and prospective contributions to the business. Company imposed restrictions on transfer or pledge of the restricted stock generally lapse over the ensuing five years, and are subject to continued employment. The restricted stock plan is designed to encourage stock ownership, longevity, and long-term performance.

    Stock options are granted to executive officers and other key employees in amounts based upon their job grade and individual performance. Stock options are granted at fair market value as of the date of grant, and have a term of up to ten years. Stock options provide incentive for the creation of stockholder value over the long-term, and also significantly aid in executive recruiting and retention.

    Restricted stock and stock option grants were made to individual key executives during fiscal 1997 on a basis consistent with the above guidelines.

BENEFITS

    The Company provided certain supplemental benefits to key executives during fiscal 1997 to ensure that it could compete effectively for executive talent. These supplemental benefits included additional company paid life insurance and certain additional retirement benefits described in the "Defined Benefit Plans" section of this proxy statement.

CEO COMPENSATION

    The Committee meets annually without the Chief Executive Officer present to evaluate his performance and to determine his compensation.

    In fiscal 1997, the Company achieved its 36th consecutive year of double digit earnings per share growth. Based on those results and pursuant to the terms of his employment agreement, Mr. Weinbach received a base salary of $571,667 and a bonus of $315,000 during fiscal 1997. Such compensation is below the median base salary and bonus compensation of chief executive officers at companies in the S&P 500 with annual revenues between $1 and $6 billion, as surveyed by the Company.

    The incentives of the Chief Executive Officer are provided in the form of restricted stock and stock options. This ensures that the Chief Executive Officer and the Company's stockholders would have a commonality of purpose in enhancing stockholder value. The Committee has granted Mr. Weinbach, during the last five years, stock options totaling 310,000 shares and the opportunity to purchase 63,400 shares of restricted stock.

                                          Compensation Committee
                                          of the Board of Directors

                                          Frederic V. Malek, Chairman
                                          Charles P. Lazarus
                                          Laurence A. Tisch

                               PERFORMANCE GRAPH

    The following graph compares the cumulative return on the Common Stock of the Company for the most recent five years with the cumulative total return on the S&P 500 Index, the S&P Software and Services Index ("CSSI") and a Peer Group Index* comprised of direct competitors of the Company over the same period, assuming an initial investment of $100 on June 30, 1992, with all dividends reinvested. In the Company's prior proxy statements, the S&P CSSI was used as the peer group index. In July 1996, the S&P CSSI index was changed, and therefore the Peer Group Index, which includes ADP's direct competitors, was chosen as the more appropriate index for the 1997 performance graph. The S&P CSSI is shown for transitional purposes only, as required by the Securities and Exchange Commission, and does not include a representative peer group of companies for the 1997 Proxy Statement.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

               AUTOMATIC DATA PROCESSING          COMPUTER SOFTWARE & SERVICES        S&P 500 INDEX      PEER GROUP
Jun-92                                   100                                    100               100              100
Jun-93                                113.35                                  147.7            113.63           116.22
Jun-94                                126.75                                 167.32            115.23            133.7
Jun-95                                151.58                                 260.47            145.27           175.49
Jun-96                                188.18                                 346.95            183.04           239.35
Jun-97                                231.31                                 576.57            246.55           235.43

------------------------

*   The Peer Group Index is comprised of the following companies:

AFFILIATED COMPUTER SERVICES, INC.
AUTOMATIC DATA PROCESSING, INC.
THE BISYS GROUP, INC.
CERIDIAN CORP.
COMPUTER SCIENCES CORPORATION
CONCORD EFS, INC.
DELUXE CORPORATION
DST SYSTEMS, INC.
ELECTRONIC DATA SYSTEMS CORPORATION
ENVOY CORPORATION
EQUIFAX INC.
FIRST DATA CORPORATION
FIRST USA PAYMENTECH, INC.
FISERV, INC.
HEALTH MANAGEMENT SYSTEMS, INC.
HEALTH SYSTEMS DESIGN CORPORATION
HPR INC.
MEDAPHIS CORPORATION
NATIONAL DATA CORPORATION
NATIONAL PROCESSING, INC.
NOVA CORPORATION
PAYCHEX, INC.
PMT SERVICES, INC.
THE PROFIT RECOVERY GROUP INTERNATIONAL,
  INC.
SEI INVESTMENTS COMPANY
SHARED MEDICAL SYSTEMS CORPORATION
SPS TRANSACTION SERVICES, INC.
SUNGARD DATA SYSTEMS INC.
TOTAL SYSTEM SERVICES, INC.
ULTRADATA CORPORATION

                                   PROPOSAL 2
                            APPOINTMENT OF AUDITORS

    At the Annual Meeting of Stockholders, the stockholders will vote on the ratification of the appointment of Deloitte & Touche LLP, certified public accountants, as independent auditors to audit the accounts of the Company and its subsidiaries for the fiscal year begun July 1, 1997. A representative of Deloitte & Touche LLP will be present at the Annual Meeting of Stockholders and will have an opportunity to make a statement if he desires. He will be available to answer appropriate questions.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF THE AUDITORS.

                                 OTHER MATTERS

    So far as the Board of Directors is aware, only the aforementioned matters will be acted upon at the meeting. If any other matters properly come before the meeting, the accompanying proxy may be voted on such other matters in accordance with the best judgment of the person or persons voting said proxy.

                             STOCKHOLDER PROPOSALS

    Stockholder proposals intended to be presented at the 1998 Annual Meeting must be received by the Company for inclusion in the 1998 Proxy Statement no later than May 22, 1998.

                                 ANNUAL REPORT

    The Company's Annual Report for the fiscal year ended June 30, 1997, which is not a part of the proxy soliciting material, is being mailed to the Company's stockholders together with this proxy statement.

                                          For the Board of Directors

                                          James B. Benson
                                          SECRETARY

Roseland, New Jersey
September 23, 1997

                            [Form of Proxy -- Front]

  [LOGO]
                        AUTOMATIC DATA PROCESSING, INC.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PROPERLY EXECUTED PROXIES WILL BE VOTED AS MARKED AND, IF NOT MARKED, WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED IN THE ACCOMPANYING PROXY STATEMENT AND FOR PROPOSAL (2) ON THE REVERSE SIDE.

    The undersigned hereby appoints Arthur F. Weinbach and Josh S. Weston, and each of them, attorneys and proxies with full power of substitution, in the name, place and stead of the undersigned, to vote as proxy at the 1997 Annual Meeting of Stockholders of Automatic Data Processing, Inc. to be held at the corporate offices of the Company, ONE ADP BOULEVARD, ROSELAND, NEW JERSEY 07068, on Tuesday, November 11, 1997 at 10:00 A.M., or at any adjournment or adjournments thereof, according to the number of votes that the undersigned would be entitled to cast if personally present.

    Either of said attorneys and proxies or substitutes, who shall be present at such meeting or at any adjournment or adjournments thereof, shall have all the powers granted to such attorneys and proxies.

PLEASE DATE, SIGN AND MAIL THE PROXY PROMPTLY IN THE SELF-ADDRESSED RETURN ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. WHEN SIGNING AS AN ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE YOUR FULL TITLE AS SUCH. IF SHARES ARE HELD JOINTLY, BOTH OWNERS SHOULD SIGN.

The nominees for Director are Gary C. Butler, Joseph A. Califano, Jr., Leon G. Cooperman, George H. Heilmeier, Ann Dibble Jordan, Harvey M. Krueger, Frederic
V. Malek, Henry Taub, Laurence A. Tisch, Arthur F. Weinbach and Josh S. Weston.

                            [Form of Proxy -- Back]

----------------------------------------

       ACCOUNT NUMBER               COMMON       MARK VOTES LIKE THIS /X/
The Board of Directors Recommends a vote FOR the proposals regarding:

                                                                     FOR                  WITHHOLD
                                                             all nominees listed     Authority to vote for
                                                             on the reverse side     all nominees on the
(1)        Election of Directors                             (except as marked to    reverse side   / /
                                                             the contrary)  / /



           (INSTRUCTIONS: To withhold authority to vote for
           any individual nominee, write that nominee's
           name in the space provided below.)
           -----------------------------------------            FOR      AGAINST   ABSTAIN
(2)        Appointment of Deloitte & Touche LLP                 / /        / /     / /
(3)        Upon any and all other matters which may properly come before the meeting or any adjournment thereof.

                                        SIGNATURE                     DATE

                                        ----------------------        -------------------------
TO ELIMINATE DUPLICATE MAILINGS, PLEASE
MARK THIS BOX  / /                      SIGNATURE                     DATE

                                        ----------------------        -------------------------

                                [ADP Letterhead]

                                                              September 23, 1997

John Doe
123 Main Street
New York, New York 10005

Dear Shareholder:

    You are cordially invited to join us at the 1997 Annual Meeting of Stockholders of Automatic Data Processing, Inc. This year's meeting will be held at the corporate offices of the Company at One ADP Boulevard, Roseland, New Jersey, on Tuesday, November 11, 1997, starting at 10:00 a.m. I hope you will be able to attend. At the meeting we will elect directors, and will vote on the appointment of Deloitte & Touche LLP as independent auditors.

    It is important that your shares be voted whether or not you plan to be present at the meeting. You should specify your choices by marking the appropriate boxes on the proxy form on the reverse side, and date, sign and return your proxy form in the enclosed, postpaid return envelope as promptly as possible. If you date, sign and return your proxy form without specifying your choices, your shares will be voted in accordance with the recommendation of your directors.

    As in the past years, we will discuss the business of the Company and its subsidiaries during the meeting. I welcome your comments and suggestions, and we will provide time during the meeting for questions from shareholders. I am looking forward to seeing you at the meeting.

                                          Sincerely,
                                          [Art Weinbach]

ADP'S VOTING SERVICES
As an alternative to completing the proxy form below, you may enter your vote by telephone or via the Internet.
--------------------------------------------------------------------------------

ADP'S TELEPHONE VOTING SERVICE

Now you can vote your proxy right over the telephone. It's fast, convenient, and your Proxy is immediately confirmed and posted.

                              Phone 1-800-VOTE ADP

                                 1-800-868-3237

                        Just follow these 4 easy steps:

1.         Read the accompanying Proxy Statement and the proxy form below.
2.         Phone the toll free number printed above.
3.         Once you've been connected, enter your 12 digit Control Number printed below.
4.         Then follow the simple instructions the Vote ADP voice provides you.

 -------------------------------------------------------------------------------

 CONTROL NUMBER:
 -------------------------------------------------------------------------------

 ADP'S INTERNET PROXY VOTING

 Now you can vote your proxy via the internet. It's fast, convenient, and your Proxy is immediately posted.

                                www.proxyvote.com
                        Just follow these 4 easy steps:

1.         Read the accompanying Proxy Statement and the proxy form below.
2.         Access the above internet address.
3.         Enter your 12 digit Control Number printed above to obtain your records and create an electronic ballot.
4.         Complete and submit the electronic ballot form.
5.         Enter your confirmation preference.

           Director Nominees: (01) Gary C. Butler, (02) Joseph A. Califano, Jr., (03) Leon G.
           Cooperman, (04) George H. Heilmeler, (05) Ann Dibble Jordan, (06) Harvey M. Krueger, (07)
           Frederic V. Malek, (08) Henry Taub, (09) Laurence A. Tisch, (10) Arthur F. Weinbach, (11)
           Josh S. Weston